EXHIBIT 1

                ENGLISH TRANSLATION FOR INFORMATION PURPOSES ONLY

Morgan Stanley                        MORGAN STANLEY & CO. INTERNATIONAL LIMITED
                                      25 CABOT SQUARE
                                      CANARY WHARF
                                      LONDON E14 4QA, ENGLAND

                                                                 March 22, 2004

                             Equity Swap Transaction

CAJA DE AHORROS Y PENSIONES
DE BARCELONA - LA CAIXA
AVENIDA DIAGONAL 621-629
08028 BARCELONA,
SPA

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Dear Sir/Madam:

The purpose of this letter agreement (this "Confirmation") is to confirm the terns and conditions of the Transaction entered into between Morgan Stanley & Co. International Limited ("MSIL") and you as counterparty ("Counterparty" and together with MSIL, the "Parties") on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (other than Articles 10 through 17) (the "Swap Definitions") and in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the Swap Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern. Any reference to a currency shall have the meaning contained in the 1998 ISDA FX and Currency Option Definitions, as published by ISDA.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 23 December, 1997, as amended and supplemented from time to time (the "Agreement"), between the Parties. All provisions in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:                             March 19, 2004

Effective Date.                         March 24, 2004

Termination Date:                       May 2, 2005


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Settlement Currency:                    EUR

Party A:                                Morgan Stanley & Co. International
                                        Limited ("MSRL")

Party B:                                Caja de Ahorros y Pensiones de Barcelona
                                        ("La Caixa")

Shares:                                 TELEFONICA SA (Scdol "5732524")

Number of Shares ("N")                  37,500,000 (subject to adjustment
                                        following partial early termination)

Exchange:                               Mercado Continuo

Currency Business Day:                  TARGET Settlement Day

Financial place for the
Purpose of determining Business Day:    TARGET

Calculation Agent:                      MSIL acting in good faith and in a

                                        commercially reasonable manner. If the
                                        other party objects, by notice, to a
                                        determination made by the Calculation
                                        Agent within three Exchange Business
                                        Days of notice of that determination,
                                        the parties shall negotiate in good
                                        faith during a maximum period of five
                                        Exchange Business Days, commencing on
                                        the date of receipt of the objection
                                        notice, to agree on a determination.

                                        Falling such agreement, Party A and
                                        Party B will, on a best efforts basis,
                                        designate, within one Exchange Business
                                        Day from expiry of the above five
                                        Exchange Business Day period, a mutually acceptable independent leading dealer in options on the Share (the Substitute Calculation Agent).

                                        If they are unable to agree on the
                                        Substitute Calculation Agent, each of
                                        the parties shall promptly choose an
                                        independent leading dealer in options on the Share and instruct the parties so chosen to designate, within one Exchange Business Day from the date on which both independent leading dealers are chosen, a third independent leading dealer in options on the Share (the Substitute Calculation Agent).

                                        The determination of the Substitute
                                        Calculation Agent shall be binding upon
                                        the parties in the absence of manifest
                                        error. The costs of the Substitute
                                        Calculation Agent shall be borne equally by the Party A and Party B.


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

Reference Price ("RP"):                 EUR 12.39.

Settlement Method:                      Physical Delivery or Cash Settlement at
                                        the option of Party B. Party B must
                                        notify its choice to Party A not later
                                        than 1 month prior to the Termination
                                        Date. In the absence of notification,
                                        Cash Settlement Method shall prevail. If
                                        Party B elects Cash Settlement, Party A
                                        will charge a Commission as defined
                                        below.

(A)  Physical Delivery Method:

(i) On the Termination Date, Party B shall deliver to Party A the Number of Shares against payment by Party A of the Current Market Price ("CMP") as agreed between the parties multiplied by the Number of Shares.

(a) Sections 9.4 and 9.8 of the Equity Definitions shall apply and the Termination Date shall be deemed to be the << Settlement Date >> as defined in Section 9.4.

(b) Sections 9.9, 9.11 and 9.12 of the Equity Definitions shall also be applicable.

(c)  Failure to Deliver: Applicable.

(d)  Valuation Date: three Business Days before the Termination Date.

(iii)     The First Equity Amount Payer will pay on the Settlement Date the

          First Equity Amount determined in accordance with the following;

First Equity Amount Payer:              Party B.

Equity Notional Reset:                  Not applicable.

Settlement Date:                        The Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Business Day Convention.

First Equity Amount:                    If, on the Valuation Date, the
                                        Calculation Agent determines that the
                                        Current Market Price is greater than the Reference Price, then the First Equity
                                        Amount Payer shall pay the following
                                        amount:

                                        (CMP - RP) x N

(ii)      The Second Equity Amount Payer will pay on the Settlement Date the

          Second Equity Amount determined in accordance with the following:

Second Equity Amount Payer:             Party A.

Equity Notional Reset:                  Not applicable.

Settlement Date:                        The Termination Date, subject to
                                        adjustment in accordance

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

                                        with the Following Business Day
                                        Convention.

Second Equity Amount:                   If, on the Valuation Date, the
                                        Calculation Agent determines that the
                                        Current Market Price is lower than the
                                        Reference Price, then the Second Equity
                                        Amount Payer shall pay the following
                                        amount:

                                        (RP - CMP) x N

(B)  Cash Settlement Method:

(i)  Purchase Averaging Period:         The 12 Days period ending on the third
                                        Business Day before the Termination
                                        Date.  Before the beginning of this
                                        period, Parry A has the right to adjust
                                        this period in case the liquidity of the Shares has changed so that it does not need to purchase more than 10% of the Assumed Average Daily Volume of the
                                        Shares on any day during this period.

Assumed Average Daily Volume:           The average daily volume for the Shares
                                        over a period of one month prior to a
                                        purchase during the Purchase Averaging
                                        Period.

Settlement Price ("SP"):                The average price at which Party A
                                        acting in a commercially reasonable
                                        manner buys the Number of Shares in the
                                        market during the Purchase Averaging
                                        Period. Each daily average price will
                                        equal the Volume Weighted Average Price
                                        ("VWAP") as quoted on Bloomberg page
                                        AQR X for that day.

Commission:                             0,05% x Notional Amount

Averaging Date
Market Disruption:                      Postponement.

Valuation Date:                         The last day of the Purchase Averaging
                                        Period.

(ii)      The First Equity Amount Payer will pay on the Cash Settlement Payment

          Date the First Equity Amount determined in accordance with the following:

First Equity Amount Payer:              Party B.

Equity Notional Reset:                  Not applicable.

Cash Settlement Payment Date:           The Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Business Day Convention.


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

First Equity Amount:                    If, on the Valuation Date, the
                                        Calculation Agent determines that the
                                        Settlement Price is greater than the
                                        Reference Price, then the First Equity
                                        Amount Payer shall pay the following
                                        amount:

                                        (SP -RP) x N

(iii)     The Second Equity Amount Payer will pay on the Cash Settlement Payment

          Date the Second Equity Amount determined in accordance with the following:

Second Equity Amount Payer:             Party A.

Equity Notional Reset:                  Not applicable.

Cash Settlement Payment Date:           The Termination Date, subject to
                                        adjustment in accordance with the
                                        Following Business Day Convention.

Second Equity Amount:                   If, on the Valuation Date, the
                                        Calculation Agent determines that the
                                        Settlement Price is lower than the
                                        Reference Price, then the Second Equity
                                        Amount Payer shall pay the following
                                        amount:

                                        (RP-SP) x N

Floating Amount:

The Floating Amount Payer pays on the Floating Payment Date a Floating Amount determined in accordance with the following:

Floating Amount Payer:                  Party A.

Notional Amount:                        464,625,000 Euros.

Floating Payment Dates:                 The 24th day of each month from, and
                                        including 24 April 2004, to and
                                        including the Termination Date, subject
                                        to adjustment in accordance with the
                                        Following Business Day Convention.

Floating Rate Option:                   EUR-EONIA

                                        The average of the overnight daily EONIA for each Calculation Period (first day included, last day excluded). For non-Business Days, the fixing used shall be that of the prior Business Day.

                                        The average is calculated as follows:

                                        AVG = OvernightEONIAdaily fixings
                                              ---------------------------
                                                     Numberofdays

Designated Maturity:                    Average EONIA.


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

Floating rate for initial
Calculation Period:                     To be determined on the day prior to the
                                        last day of the initial Calculation
                                        Period.

Spread:                                 -0.40%.

Day Count Fraction:                     Actual/360.

Reset Dates:                            The first day of each Calculation
                                        Period.

Financial Place for
Business Days for the purpose
of determining the Floating Rate:       TARGET Settlement Day.

If Cash Settlement Method applies, Party B will pay to Party A at the Floating Payment Date the daily cost of financing of purchasing the Shares during the Purchase Averaging Period. The cost of financing will be calculated on the basis of the EONIA, of the number of shares bought at each date during the Purchasing Averaging Period and of the price of the purchases.

The Dividend Amount Payer pays on the Dividend Payment Date a Dividend Amount determined in accordance with the following:

Dividend Amount Payer:                  Party B.

Dividend Amount:                        An amount equal to the product of the
                                        Ex Amount and the Number of Shares.
                                        Only if the Cash Settlement Method is
                                        applied and if a dividend is paid during the Purchase Averaging Period, Party A will pay back to Party B 100% of the gross dividend on the Number of Shares, which have been bought by Party A at the moment of the actual payment date of the Dividends.

Dividend Payment Date:                  The third Business Day following the
                                        actual payment date of the dividends.

Dividend Period:                        Means, in respect of the Dividend Amount
                                        Payer, a period from, and excluding, the Trade Date, to, but including the Termination Date.

Reinvestment of Dividends:              Not applicable.

Early Termination:

Party B has the right, under normal market conditions and except during a period of 15 business days before the actual date of a dividend payment, to ask for the total or partial early termination of the Transaction (the "Request"), specifying the selected Settlement Method. In the event that Physical Delivery is selected, the early termination date shall be the 4th Business Day following the receipt of the Request. In the event Cash Settlement is selected, the Calculation Agent will determine the early termination date (which will depend on the liquidity and volatility of the Shares at the time of the Request), and the definition of Purchase Averaging Period will be construed accordingly. In addition, the Calculation Agent will determine the cash amounts to be paid by Party A or Party B depending on the


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

Settlement Method.

In case of a partial early termination, all the clauses included in this Confirmation will continue in force, except for the Number of Shares that must be diminished by the successive shares affected by partial early terminations.

In case of a total or partial early termination:

     (a) (i) In case of a total early termination, Party A will pay Party B on the Early Termination Date a Floating Amount determined in accordance with the following:

                         N x RP x (EONIA-0.40%) x (D/30)

          D = Number of days passed from the last Floating Payment Date.

          (ii) In case of a partial early termination, Party A will pay Party B on the next following Floating Payment Date (EONIA - 0.40%), on the original Notional Amount from the last Floating Payment Date (included) up to the early termination date (excluded) and (EONIA - 0.40%) on the new Notional Amount from the early termination date (included) up to the next Floating Payment Date (excluded).

     (b) In case of Cash Settlement Method, if the Settlement Price was higher than the Reference Price on the Early Termination Date, Party B will pay Party A the following amount:

           (SP-RP) x Number of Shares the subject of early termination

     (c) In case of Cash Settlement Method, if the Settlement Price was lower than the Reference Price on the Early Termination Date, Party A will pay Party B the following amount:

          (RP - SP) x Number of Shares the subject of early termination

     (d) In case of Physical Delivery Method, Party B will deliver to Party A the Number of Shares the subject of early termination against payment of the Current Market Price. If the Current Market Price was higher than the Reference Price on the Early Termination Date, Party B will pay to Party A the following amount:

          (CMP -RP) x Number of Shares the subject of early termination

     (e) In case of Physical Delivery Method, Party B will deliver to Party A the Number of Shares the subject of early termination against payment of the Current Market Price. If the Current Market Price was lower than the Reference Price on the Early Termination Date, Party A will pay Party B, the following amount:

         (RP - CMP) x Number of Shares the subject of early termination




Prorogation:

Automatic for additional periods of one year, subject to the right for either party to re-negotiate any terms


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

of the Transaction.

Forty days prior to the Valuation Date, any Party may request the other Party not to postpone the Termination Date of the Transaction. After receiving this request, both Parties agree to negotiate in good faith to accommodate such request. Should the parties not reach an agreement, the Transaction shall terminate on the schedule Termination Date without any penalties.

Adjustments:

Notwithstanding anything to the contrary in the Agreement or elsewhere in this Confirmation, MSIL, shall be the Calculation Agent with respect to Merger Events, Tender Offers and Potential Adjustment Events.

(i)  Potential Adjustment Events:       Adjusted as discussed between the
                                        parties, but failing agreement
                                        Calculation Agent Adjustment will
                                        prevail.

(ii) Consequences of Merger Events and Tender Offers:

(a)  Share-for-Share:                   Adjusted as discussed between the
                                        parties, but failing agreement Modified
                                        Calculation Agent Adjustment will
                                        prevail.

(b)  Share-for-Other:                   Adjusted as discussed between the
                                        parties, but failing agreement Modified
                                        Calculation Agent Adjustment will
                                        prevail.

(c)  Share-for-Combined:                Adjusted as discussed between the
                                        parties, but failing agreement Modified
                                        Calculation Agent Adjustment will
                                        prevail.

Nationalisation or
Insolvency or Delisting:                Cancellation and Payment.

Additional Disruption Events:

(a)  Change in Law:                     Applicable

(b)  Failure to Deliver:                Not Applicable

(c)  Insolvency Filing:                 Not Applicable

(d)  Hedging Disruption:                Applicable
                                        Hedging Party: MSIL

(e)  Loss of Stock Borrow:              Applicable.
                                        Maximum Stock Loan Rate: 0.88% affecting at least 50% of the Number of Shares the subject of this Transaction. Party A will inform Party B when the Maximum
                                        Stock Loan Rate is affecting at least
                                        10% of the Number of Shares the subject
                                        of this Transaction. Hedging Party:
                                        MSIL.


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

(f)  Increased Cost of Stock Borrow:    Not Applicable

(g) Increased Cost of Hedging:          Not Applicable

Determining Party (Merger Events,
Tender Offers and Additional
Disruption Events:                      MSIL

Where a Change in Law or Hedging Disruption or Loss of Stock Borrow has occurred as a result of which Party A decides to terminate the Transaction, Party A will pay Party B an indemnity equal to the following:

          0.40% x Notional Amount x D

          where 'D' equals the number of days from Trade Date to Early Termination Date.

Non-Reliance:                           Each party to this Transaction
                                        represents to the other that: (a) it is
                                        entering into this Transaction as
                                        principal (and not as agent or in any
                                        other capacity); (b) neither the other
                                        party nor any of its Affiliates or
                                        agents are acting as a fiduciary for it;
                                        (c) it is not relying upon any
                                        representations except those expressly
                                        set forth herein or in the ISDA Master
                                        Agreement (including this Confirmation);
                                        (d) it has consulted with its own legal, regulatory, tax, business, investments, financial, and accounting advisors to the extent that it has deemed necessary, and it has made its own investments, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party or any of its Affiliates or agents; and (e) it is entering into this Transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume such risks.

Agreements and Acknowledgements
Regarding Hedging Activities:           Applicable

Additional Acknowledgements:            Applicable


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3.   Account Details:

     Account for payments to MSIL:      Banque Paribas Paris
                                        (PARBFRPP)
                                        A/C MSIL 4427IX
                                        For further credit to Customer Account
                                        06178BD9

     Account for
     payments to Counterparty:          To be provided by Counterparty

4. MSIL is not qualified to provide legal, accounting or tax advice and does not purport to provide such advice in this Confirmation. The Counterparty is not relying upon this Confirmation as providing legal, accounting or tax advice, as it is intended solely for the purpose of confirming an agreed transaction between the Counterparty and MSIL. MSIL recommends that clients always confer with their own legal, accounting and tax counsel when signing any Confirmation.

Disclosures

Party A and Party B represent and undertake that they have made and will make all applicable disclosures relevant to this Transaction.

5. Governing law: the laws of England (without reference to choice of law doctrine).

6.   Collateral:                        The obligations of the parties ate
                                        subject to credit support requirements.
                                        The parties agree that any amounts
                                        delivered by one party to the other in
                                        order to secure obligations under this
                                        Transaction will be deemed to be held in accordance with and subject to the terms of an agreement in the form of an English law Credit Support Annex (the
                                        "Credit Support Agreement") which will
                                        constitute a Credit Support Document
                                        under the ISDA Master Agreement executed between the parties, as if we had executed an agreement in such form with the following elections on the Trade
                                        Date of this Transaction:

                                        Threshold:               Zero
                                        Minimum Transfer Amount: EUR 125,000,000
                                        Should any of the parties be downgraded
                                        below investment grade, by either S&P or
                                        Moody's, then the Minimum Transfer
                                        Amount in relation to such party will be
                                        reduced to zero.
                                        Eligible Collateral:     EUR Cash
                                        Interest Rate:           EONIA
                                        For the avoidance of doubt, following a
                                        partial or full termination of the
                                        Transaction, the exposure of the
                                        Transaction will go down, which will be
                                        reflected in a partial or full return of Eligible Collateral.


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7.   If, in the case of (i) a partial or full early termination or (ii)
scheduled termination on the Termination Date, Party B has elected Cash Settlement Method and consequently Purchase Averaging Period applies, Party A will advise Party B on a daily basis of the Number of Shams that have been bought in relation to such Transaction.

Confirmed as of the date first written above:

CAJA DE AHORROS Y PENSIONES DE          MORGAN STANLEY & CO. INTERNATIONAL
BARCELONA                               LIMITED

/s/ Mr. Antonio Brufau Niubo            /s/ Roy Martins
By: Mr. Antonio Brufau Niubo            By: Roy Martins
Its: Director General                   Its: Executive


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